  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1997

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                              HALLIBURTON COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        75-2677995
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                              3600 LINCOLN PLAZA
                            500 NORTH AKARD STREET
                           DALLAS, TEXAS  75201-3391
         (Address of principal executive offices, including zip code)
                              ____________________

                  NUMAR CORPORATION 1994 STOCK INCENTIVE PLAN

              NUMAR CORPORATION 1995 EMPLOYEE STOCK PURCHASE PLAN

             NUMAR CORPORATION KEY EMPLOYEE STOCK OPTION AGREEMENTS
   WITH THE FOLLOWING PERSONS (DATE OF AGREEMENT INDICATED PARENTHETICALLY):

LARRY LEVIEN (JANUARY 22, 1991), BEN LUBOJASKY (JANUARY 22, 1991), DUNCAN MARDON (DECEMBER 30, 1993), JAMES L. MOORE (SEPTEMBER 4, 1990), JAMES L. MOORE (DECEMBER 30, 1993), MELVIN N. MILLER (APRIL 28, 1989), MELVIN N. MILLER (SEPTEMBER 19, 1990),MELVIN N. MILLER (JUNE 14, 1991), MELVIN N. MILLER (JULY 29, 1991), MELVIN N. MILLER (SEPTEMBER 20, 1991), MELVIN N. MILLER (NOVEMBER 15,
1991) MELVIN N. MILLER (FEBRUARY 28, 1992), MELVIN N. MILLER (APRIL 28, 1993), MELVIN N. MILLER (DECEMBER 30, 1993), PAUL OLESKI (JANUARY 1, 1994), MANFRED G. PRAMMER (JUNE 1, 1991), MANFRED PRAMMER (DECEMBER 4, 1991), MANFRED G. PRAMMER (JULY 15, 1992), MANFRED G. PRAMMER (APRIL 28, 1993), MANFRED G. PRAMMER (DECEMBER 30, 1993), RALPH F. SPINNLER (JANUARY 20, 1994), ALLEN VENDITTI (DECEMBER 31, 1990), ALLEN L. VENDITTI (APRIL 28, 1993), ALLEN L. VENDITTI (DECEMBER 30, 1993), ALFRED WINTERS (JANUARY 1, 1994), RICHARD CHANDLER (JANUARY 22, 1991), RICHARD CHANDLER (JULY 31, 1991), RICHARD CHANDLER (FEBRUARY 21,
1992), RICHARD CHANDLER (APRIL 28, 1993), RICHARD CHANDLER (DECEMBER 30, 1993), GEORGE R. COATES (AUGUST 15, 1990), GEORGE R. COATES (AUGUST 2, 1991), GEORGE R. COATES (MARCH 1, 1992), GEORGE R. COATES (APRIL 28, 1993), GEORGE R. COATES (DECEMBER 30, 1993), DANIEL COOPE (JULY 21,1993), EDWARD P. DELSON (APRIL 2,
1992), EDWARD P. DELSON (APRIL 28, 1993), EDWARD P. DELSON (DECEMBER 30, 1993), EARLE D. DRACK (JULY 26, 1991), EARLE D. DRACK (JULY 15, 1992), EARLE DRACK (APRIL 28, 1993), EARLE D. DRACK (DECEMBER 30, 1993), DONALD EAST (JULY 21,
1993), JOHN S. GARDNER (MARCH 2, 1993), FREDERICK HANSEN (JANUARY 22, 1991), FREDERICK M. HANSEN (APRIL 28, 1993), FREDERICK M. HANSEN (DECEMBER 30, 1993), EDWARD HARRIS (JANUARY 1, 1994), ALLEN D. HOWARD (APRIL 1, 1992), ALLEN HOWARD (APRIL 28, 1993), ALLEN HOWARD (DECEMBER 30, 1993), MOTI HUBER (DECEMBER 30,
1993), ANDREW LAKITSKY (JANUARY 1, 1994), RUTH E. LARSEN (APRIL 28, 1993),
RUTH E. LARSEN (DECEMBER 30, 1993), ALFRED C. BACKER (AUGUST 1, 1991), RONALD BALLIET (SEPTEMBER 16, 1991), KEITH A. DELSON (DECEMBER 31, 1993), DANIEL L. MILLER (SEPTEMBER 14, 1992) AND JOSEPH R. MILLER (DECEMBER 30, 1993).

                           (Full title of the plans)
                              ____________________

                                                        Copy to:
              LESTER L. COLEMAN
 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL      WILLIAM E. JOOR III
             HALLIBURTON COMPANY                 VINSON & ELKINS L.L.P.
              3600 LINCOLN PLAZA                   1001 FANNIN STREET
            500 NORTH AKARD STREET                2300 FIRST CITY TOWER
          DALLAS, TEXAS  75201-3391             HOUSTON, TEXAS 77002-6760
(Name and address of agent for service)

                                (214) 978-2600
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

 ===============================================================================================================
 Title of securities   Amount to be       Proposed maximum             Proposed maximum           Amount of
  to be registered      registered   offering price per share(1)  aggregate offering price(2)  registration fee
---------------------------------------------------------------------------------------------------------------
Common Stock,
$2.50 par value(3)      866,741 shares       $12.28                        $10,643,579             $3,226
===============================================================================================================
  (1) Weighted average exercise price of the options granted pursuant to the plans listed above.
  (2) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) based upon the weighted average exercise price of the options granted pursuant to the plans listed above.
  (3) This Registration Statement also pertains to rights to purchase shares of Series A Junior Participating
      Preferred Stock of the Registrant. One right is attached to and trades with each share of Common Stock.
      Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Common Stock. Any value attributable to such rights is reflected in the market price of the Common Stock.
===============================================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Halliburton Company (Exchange Act Registration No. 1-3492), a Delaware corporation (the "Registrant"), are incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

     (c) Current Reports on Form 8-K filed with the Commission on January 14, 1997; January 23, 1997; January 31, 1997; February 10, 1997; February 12, 1997; February 14, 1997; February 21, 1997; March 4, 1997; March
         18, 1997; March 31, 1997; April 24, 1997; May 8, 1997; May 9, 1997; May
         21, 1997; May 23, 1997; May 30, 1997; May 30, 1997; June 3, 1997; June
         11, 1997; June 13, 1997; July 7, 1997; July 7, 1997; July 7, 1997; July
         17, 1997; July 18, 1997; July 22, 1997; July 23, 1997; July 25, 1997;
         July 29, 1997; August 4, 1997; August 4, 1997; August 7, 1997; August
         13, 1997; August 26, 1997; August 29, 1997; September 4, 1997; and
         October 2 1997; and

     (d) Registration Statement on Form 8-B dated December 12, 1996.

  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

  None.

  The consolidated financial statements included in the Registrant's Annual Reports on Form 10-K incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article X of the Registrant's Restated Certificate of Incorporation together with Section 39 of its By-Laws provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is or was an officer or director of the Registrant or is a person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture trust or other enterprise, including service relating to employee benefit plans, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Registrant's Restated Certificate of Incorporation and By-Laws were adopted or as may be thereafter amended. Section 39 of the Registrant's By-Laws and Article X of its Restated Certificate of Incorporation expressly provide that they are not the exclusive methods of indemnification.

  Section 39 of the By-Laws provides that the Registrant may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity against any expense, liability or loss, regardless of whether the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

  Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or
(iv) for any transaction from which the director derived an improper personal benefit. Article XV of the Registrant's Restated Certificate of Incorporation contains such a provision.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.   EXHIBITS.

  Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

      4.1 - Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-32731) filed with the Commission on August 1, 1997).

      4.2 - By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-32731) filed with the Commission on August 1,
             1997).

      4.3 - Restated Rights Agreement dated as of December 1, 1996 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996 (File No. 1-03492)).

      5.1  - Opinion of Vinson & Elkins L.L.P. regarding legality.

      23.1 - Consent of Arthur Andersen L.L.P.

      23.2 - Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

      24.1 - Powers of Attorney.


                                  UNDERTAKINGS

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 7th day of October, 1997.

                                    HALLIBURTON COMPANY

                                    By:    /s/Richard B. Cheney
                                       -------------------------------------
                                            Richard B. Cheney
                                           Chairman of the Board
                                        and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of October, 1997.

         Signature                                        Title
         ---------                                        -----
/s/ Richard B. Cheney                  Chairman of the Board, Chief Executive Officer and
-------------------------------------  Director
    Richard B. Cheney

/s/ Gary V. Morris                     Executive Vice President  and Chief Financial Officer
-------------------------------------
    Gary V. Morris

/s/ Robert Charles Muchmore, Jr.       Vice President, Controller and Principal Accounting Officer
-------------------------------------
    Robert Charles Muchmore, Jr.

    Anne L. Armstrong*                 Director
-------------------------------------
       Anne L. Armstrong

    Lord Clitheroe*                    Director
-------------------------------------
       Lord Clitheroe

    Robert L. Crandall*                Director
-------------------------------------
       Robert L. Crandall

    W.R. Howell*                       Director
-------------------------------------
       W.R. Howell

    Dale P. Jones*                     Vice Chairman and Director
-------------------------------------
       Dale P. Jones

    Delano E. Lewis*                   Director
-------------------------------------
       Delano E. Lewis

    C.J. Silas*                        Director
-------------------------------------
       C.J. Silas

    Roger T. Staubach*                 Director
-------------------------------------
       Roger T. Staubach

    Richard J. Stegemeier*             Director
-------------------------------------
      Richard J. Stegemeier

*By:/s/ Richard B. Cheney              Director
-------------------------------------
        Richard B. Cheney
        Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                               Sequentially
 Exhibit                                                                                         Numbered
 Number                                       Description                                          Page
---------                                     -----------                                      ------------
      4.1  Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-3
           (Registration No. 333-32731) filed with the Commission on August 1, 1997).

      4.2  By-Laws of the Registrant, as amended (incorporated by reference to Exhibit
           3.2 to the Registrant's  Registration Statement on Form S-3 (Registration No.
           333-32731) filed with the Commission on August 1, 1997).

      4.3  Restated Rights Agreement dated as of December 1, 1996 between the
           Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B
           dated December 12, 1996 (File No. 1-03492)).

      5.1  Opinion of Vinson & Elkins L.L.P. regarding legality.

     23.1  Consent of Arthur Andersen L.L.P.

     23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

     24.1  Powers of Attorney.